UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WAYFAIR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Proxy Statement and Notice of Annual Meeting of Stockholders

WAYFAIR INC.
4 COPLEY PLACE, BOSTON, MA 02116
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2022
To the Stockholders of Wayfair Inc.:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders, or Annual Meeting, of Wayfair Inc., a Delaware corporation, will be held on Tuesday, May 24, 2022 at 11:00 a.m. eastern time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/wayfair2022 and entering your 16-digit control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:
1.To elect the nine (9) nominees identified in the accompanying Proxy Statement to serve as directors for the ensuing year (Proposal No. 1).
2.To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as the independent registered public accounting firm of Wayfair Inc. for its year ending December 31, 2022 (Proposal No. 2).
3.To hold an advisory vote on how frequently future “say on pay” proposals should be included in our proxy statement (Proposal No. 3).
4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our Class A common stock or Class B common stock at the close of business on March 29, 2022 can vote at the Annual Meeting or any adjournments or postponements that take place. All stockholders are cordially invited to attend the virtual Annual Meeting.
Our board of directors, or Board, recommends that you vote FOR the election of the director nominees named in Proposal No. 1, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 and for a frequency of every THREE (3) YEARS for including future “say on pay” proposals in our Proxy Statement as described in Proposal No. 3.
We are pleased to continue utilizing the Securities and Exchange Commission, or SEC, rules that allow issuers to furnish proxy materials to their stockholders on the Internet. On or about April 12, 2022, we will mail to our stockholders of record as of March 29, 2022 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice Regarding the Availability of Proxy Materials, or Notice, with instructions for accessing the proxy materials and voting over the Internet, by telephone or mobile device or by mail. The Notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and our 2021 Annual Report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.
Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read our proxy materials and submit your proxy or voting instructions as soon as possible over the Internet, by telephone or mobile device or by phone.

By Order of the Board of Directors,

Boston, Massachusetts	Enrique Colbert
April 12, 2022	General Counsel and Secretary

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WAYFAIR INC.
4 COPLEY PLACE, BOSTON, MA 02116
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2022
We have provided this Proxy Statement and a Proxy Card to you on the Internet or, upon your request, have delivered those proxy materials to you, because the Board of Wayfair Inc. is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held on May 24, 2022 at 11:00 a.m. eastern time. Unless the context otherwise requires, references to “Wayfair,” “the company,” “we,” “us,” and “our” refer to Wayfair Inc. The Annual Meeting will be held virtually, conducted via live audio webcast, at www.virtualshareholdermeeting.com/wayfair2022. Be sure to have your 16-digit control number (included in the Notice of Availability of Proxy Materials mailed to you) in order to access the Annual Meeting.
This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
We are mailing the Notice Regarding the Availability of Proxy Materials, or the Notice, to our stockholders of record as of March 29, 2022, or the Record Date, on or about April 12, 2022. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2021 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our Class A common stock and Class B common stock as of the Record Date. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available in the Investor Relations section of our website, located at investor.wayfair.com, or our IR site, under the link for “Financials.”
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We are providing the Proxy Statement and Proxy Card to you on the Internet or, upon your request, by mail, in connection with our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting, which is being held virtually on the Internet, conducted via live audio webcast, and are requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the Internet, by telephone or mobile device or by mail.
How can I access the proxy materials over the Internet?
The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares, and request electronic delivery of future proxy materials. An electronic copy of the Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.
How can I request a paper or email copy of the proxy materials?
If you want to receive a paper or e-mail copy of these proxy materials, you must request it. There is no charge for requesting a copy. Please choose one of the following methods to make your request:
1.By Internet: www.proxyvote.com
2.By Telephone: 1-800-579-1639
3.By E-Mail: sendmaterial@proxyvote.com
Please make the request as instructed above on or before May 10, 2022 to facilitate timely delivery.
Can I attend the Annual Meeting in person?
We will be hosting the Annual Meeting via live audio webcast on the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/wayfair2022, where you can also submit questions and vote online. The webcast will start at 11:00 a.m. eastern time on May 24, 2022. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. In order to do so, you will need the 16-digit control number included on the Notice mailed to you. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. If you encounter difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the registration page for the Annual Meeting website.
Who can vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on March 29, 2022, we had 79,214,396 shares of Class A common stock and 25,691,670 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement.
What am I being asked to vote on?
You are being asked to vote on three (3) proposals:
•Proposal No. 1—the election of nine (9) directors to hold office until our 2023 Annual Meeting of Stockholders;

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•Proposal No. 2—the ratification of the selection by the audit committee of our Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
•Proposal No. 3—the frequency of including future “say on pay” proposals in our proxy statement.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
Stockholder of Record (Shares Registered in Your Name)
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods below to ensure your vote is counted. To vote by any of these methods, read this Proxy Statement, have your Notice, Proxy Card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

By internet	By phone	By mail	By scanning
Before the Annual Meeting - go to www.proxyvote.com During the Annual Meeting - go to www.virtualshareholdermeeting.com/wayfair2022	From the United States, U.S. territories and Canada: call 1-800-690-6903	If you received a paper copy of the proxy materials by mail, mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope	Scan the QR code using your mobile device to vote via the ProxyVote app
Beneficial Owner (Shares Registered in the Name of Broker, Bank or Other Agent)
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting via the Internet. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent. Please follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a Proxy Card.
Who counts the votes?
Broadridge Investor Communication Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Elections. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Elections, who will separately count “For” and “Abstain” votes and broker non-votes. In addition, with respect to Proposal No. 2, the Inspector of Elections will count the number of “Against” votes, and, with respect to Proposal No. 3, the Inspector of Elections will count the number of “One Year,” “Two Years” and “Three Years” votes.

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What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1) and the advisory vote on how frequently future “say on pay” proposals should be included in our proxy statement (Proposal No. 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1 or Proposal No. 3.
How many votes are needed to approve the proposal?
With respect to Proposal No. 1, the election of directors, the nine (9) nominees receiving the highest number of votes will be elected. Only votes “For” will affect the outcome of this proposal.
With respect to Proposal No. 2, the affirmative vote of the majority of votes cast is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
With respect to Proposal No. 3, the affirmative vote of the majority of votes cast is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal. As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee will consider the choice that receives the most votes in making future decisions regarding the frequency of including future "say on pay" proposals in our proxy statement.
How many votes do I have?
On each matter to be voted upon, you have one (1) vote for each share of Class A common stock you own as of the Record Date and ten (10) votes for each share of Class B common stock you own as of the Record Date.
What if I complete a Proxy Card but do not make specific choices?
If we receive a proxy instruction from you over the Internet, by telephone or mobile device or by mail that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the nine (9) nominees for director, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and for a frequency of every “Three (3) Years” for including future “say on pay” proposals in our proxy statement. If any other matter is properly presented at the Annual Meeting, your designated proxy, if any, will vote your shares using his or her best judgment.
Can I submit a question?
Stockholders who attend the Annual Meeting and log in as a stockholder using their control number (as described above) will also have an opportunity to submit questions in writing during the meeting. Appropriate questions asked during the Annual Meeting will be read and addressed during the Annual Meeting as time permits. Substantially similar questions may be grouped together. We will limit each stockholder to one question to allow us to answer questions from as many stockholders as possible.

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Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each Notice.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three (3) ways:
•You may submit another properly completed proxy with a later date over the Internet, by telephone or mobile device or by mail.
•You may send a written notice that you are revoking your proxy to us at Wayfair Inc., 4 Copley Place, Boston, MA 02116, Attention: Secretary.
•You may attend the Annual Meeting via the Internet and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?
If you are interested in submitting a proposal for potential inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 13, 2022. However, if the 2023 Annual Meeting of Stockholders is held before April 24, 2023 or after June 23, 2023, then we must receive your stockholder proposal or information about your proposed director candidate at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2023 Annual Meeting of Stockholders.
If you wish to present a proposal at the 2023 Annual Meeting of Stockholders, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice at the address noted below. We must receive this required notice by February 23, 2023, but no sooner than January 24, 2023. However, if our 2023 Annual Meeting of Stockholders is held before April 24, 2023 or after July 23, 2023, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2023 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2023 Annual Meeting of Stockholders and (2) the 10th day following the date on which public disclosure was made of the date of the 2023 Annual Meeting of Stockholders. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2023.
Any proposals should be sent to us at Wayfair Inc., 4 Copley Place, Boston, MA 02116, Attention: Secretary.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. On the Record Date, there were 79,214,396 shares of Class A common stock and 25,691,670 shares of Class B common stock outstanding and entitled to vote. A quorum will be present if stockholders holding a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting or represented by proxy.

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Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shares entitled to vote at the Annual Meeting and present or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board is currently composed of nine (9) individuals. Unless the Board determines that vacancies on the Board (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
The individuals below have been nominated to serve as directors and have each agreed to stand for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director elected will hold office from the date of their election by the stockholders until the subsequent annual meeting of stockholders or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, unless abstained, for the election of the nine (9) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
Directors are elected by the affirmative vote of a plurality of the votes properly cast at the Annual Meeting. This means the nine (9) nominees who receive the most “FOR” votes will be elected to the Board as directors. You may vote “FOR” or “ABSTAIN” on each of the nominees. Shares represented by a properly submitted proxy card will be voted on Proposal No. 1 “FOR” the election of the nominees named herein at the Annual Meeting, unless otherwise marked. A broker non-vote or a properly executed proxy marked “ABSTAIN” with respect to a nominee will not be voted with respect to such nominee, although it will be counted for purposes of determining whether there is a quorum.
The following table sets forth our directors, all of whom are currently standing for re-election, and their respective ages, the year in which they first became a director and positions with us as of the Record Date:

Name	Age	Director Since	Position(s)
Niraj Shah	48	2002	Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)
Steven Conine	49	2002	Co-Founder, Director (Co-Chairman)
Michael Choe	50	2020	Director
Andrea Jung	63	2018	Director
Jeremy King	53	2021	Director
Michael Kumin	49	2011	Lead Independent Director
Jeffrey Naylor	63	2018	Director
Anke Schäferkordt	59	2019	Director
Michael E. Sneed	62	2020	Director
Set forth below is biographical information for each nominee. Each nominee has extensive experience, education, attributes and skills that qualify him or her to serve as an effective Board member.

BOARD RECOMMENDATION
☑	THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE

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CORPORATE GOVERNANCE
Our Board of Directors
Our Board is composed of nine (9) members with diverse backgrounds, experience and skills, including those set forth below. If a skill or experience listed below does not include all nine (9) Board members, it does not signify a director’s lack of ability to contribute in such area. Demographic information is self-disclosed by our directors.

Board Highlights

5	are nationally, ethnically and racially diverse*			2	are women*
*One director declined to disclose demographic background information.
	6	Public Company Board Service	9	Executive Leadership	5	Finance & Accounting Experience

	6	Technology Experience	9	Retail Experience	7	International Leadership

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Niraj Shah
Co-Founder and CEO
Director Since: 2002 ‖ Age: 48

Mr. Shah is our co‑founder and has served as our Chief Executive Officer and a member of our Board since 2002. Prior to founding Wayfair, Mr. Shah served as Chief Executive Officer for Simplify Mobile Corporation, an enterprise software company he co‑founded in 2001, and Entrepreneur‑in‑Residence at Greylock Partners, a venture capital firm, in 2001. Mr. Shah served in various roles at iXL Enterprises, Inc., including as Chief Operating Officer and a director, from 1998 to 2000, and as Chief Executive Officer of Spinners Incorporated, an IT consulting company he co‑founded, from 1995 to 1998. Mr. Shah received a B.S. from Cornell University. We believe Mr. Shah is qualified to serve on our Board due to the leadership and operational experience he brings as our Chief Executive Officer, as well as the vision and continuity he brings as our co‑founder.

Steven Conine
Co-Founder
Director Since: 2002 ‖ Age: 49

Mr. Conine is our co‑founder and has served as a member of our Board since 2002; he previously served as our Chief Technology Officer from 2002 until 2015. Prior to founding Wayfair, Mr. Conine served as Chief Technology Officer for Simplify Mobile Corporation, an enterprise software company he co‑founded in 2001, Chief Operating Officer for the London office of iXL Enterprises, Inc. from 1999 to 2000, and Chief Technology Officer of Spinners Incorporated, an IT consulting company he co‑founded, from 1995 to 1998. Mr. Conine has served on the board of directors of CarGurus, Inc. since June 2018. Mr. Conine received a B.S. from Cornell University. We believe Mr. Conine is qualified to serve on our Board due to the technological and operational experience he brings as a long-time executive at Wayfair, as well as the vision and continuity he brings as our co‑founder.

Michael Choe
Independent Director
Director Since: 2020 ‖ Age: 50

Mr. Choe has served as a member of our Board since May 2020. Mr. Choe has served as the Chief Executive Officer and Managing Director of Charlesbank Capital Partners, an investment management firm managing over $15 billion of cumulative capital raised since inception, since July 2017. Mr. Choe joined Harvard Private Capital Group, the predecessor to Charlesbank, in 1997, and was appointed as Managing Director in 2006 and President in 2014. Prior to that Mr. Choe was with McKinsey & Company, where he focused on corporate strategy work. Mr. Choe serves on the boards of several private companies. Mr. Choe holds a B.A. in biology from Harvard University. We believe Mr. Choe is qualified to serve on our Board due to his experience in the e-commerce industry as a private equity investor and his service on the board of directors of other retail and technology companies.

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Andrea Jung
Independent Director
Director Since: 2018 ‖ Age: 63

Andrea Jung has served as a member of our Board since May 2018. Ms. Jung has served as the President and Chief Executive Officer of Grameen America LLC, a nonprofit microfinance organization, since April 2014, where she also serves on the board of directors. Ms. Jung previously served as Executive Chairman of Avon Products, Inc., a personal care products company, from April 2012 to December 2012, and as Chairman of the board of directors of Avon from September 2001 to April 2012. Ms. Jung served as Chief Executive Officer of Avon from November 1999 to April 2012, and served as a member of the board of directors of Avon from January 1998 to December 2012. Ms. Jung has served on the board of directors of Apple Inc. since January 2008 and Unilever PLC and Unilever N.V. since May 2018, and previously served on the boards of General Electric Company from July 1998 to March 2018 and Daimler AG from April 2013 to April 2018. Ms. Jung is a graduate of Princeton University. We believe Ms. Jung is qualified to serve on our Board due to her board and executive-level experience in retail, technology and other businesses.

Jeremy King
Independent Director
Director Since: 2021 ‖ Age: 53

Mr. King has served as a member of our Board since August 2021. Since April 2019, Mr. King has served as Senior Vice President and Head of Engineering at Pinterest. Mr. King previously served as a senior executive of Walmart from 2011 to 2019, including as Executive Vice President and Chief Technology Officer, Walmart US and E-commerce from 2017 to 2019 and Chief Technology Officer and Senior Vice President, WalmartLabs from 2011 to 2017. Prior to joining Walmart, Mr. King served as Executive Vice President, Technology of LiveOps from 2008 to 2011 and as Vice President Software Development and Engineering of eBay from 2001 to 2008. Mr. King serves on the board of a private company. Mr. King holds a B.S. from San Jose State University. We believe Mr. King is qualified to serve on our Board due to his executive-level experience in the e-commerce and technology industries.

Michael Kumin
Lead Independent Director
Director Since: 2011 ‖ Age: 49

Mr. Kumin has served as a member of our Board since June 2011. Mr. Kumin has worked as an investment professional at Great Hill Partners, a private equity investment firm, since 2002 where he currently serves as a Managing Director. Mr. Kumin previously served on the board of directors of The RealReal, Inc. from May 2017 to August 2021 and Yoga Works, Inc. from July 2014 to October 2020. Mr. Kumin currently serves on the boards of several private companies. Mr. Kumin earned a B.A. in Public Policy and International Affairs at Princeton University. We believe Mr. Kumin is qualified to serve on our Board due to his experience in the e‑commerce industry as a private equity investor and his service on the board of directors of other retail and technology companies.

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Jeffrey Naylor
Independent Director
Director Since: 2018 ‖ Age: 63

Mr. Naylor has served as a member of our Board since January 2018. Mr. Naylor previously served as a senior executive with The TJX Companies, Inc., including as Chief Financial Officer from 2004 to 2006; as Chief Financial and Administrative Officer from 2006 to 2007; as Chief Administrative and Business Development Officer from 2007 to 2009; as Chief Financial and Administrative Officer from February 2009 to January 2012; as Chief Administrative Officer from January 2012 to February 2013; and as Senior Corporate Advisor from February 2013 to April 2014. Prior to joining TJX, Mr. Naylor served as Chief Financial Officer of Big Lots, Inc. from 2001 to 2004 and Chief Financial and Administrative Officer of Dade Behring, Inc. from 2000 to 2001. He is also the Managing Director of his consulting firm, Topaz Consulting, LLC, which he founded in April 2014. Mr. Naylor has served on the board of directors of Synchrony Financial since July 2014 and Dollar Tree, Inc. since March 2018. Mr. Naylor previously served on the board of Emerald Expositions from September 2013 to May 2021. Mr. Naylor received a B.A. from Northwestern University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Naylor is qualified to serve on our Board due to his board, financial and executive-level experience both in retail and in other businesses.

Anke Schäferkordt
Independent Director
Director Since: 2019 ‖ Age: 59

Ms. Schäferkordt has served as a member of our Board since September 2019. Ms. Schäferkordt previously served as the Chief Executive Officer of RTL Television and Mediengruppe RTL Deutschland GmbH from 2005 to 2018 and the Co-Chief Executive Officer of RTL Group S.A. from 2012 to 2017. Ms. Schäferkordt was a member of the Executive Board of Bertelsmann SE & Co. KGaA from 2012 to 2018, a member of the BASF SE Supervisory Board from 2010 to 2022 and is currently a member of the BMW AG Supervisory Board. Ms. Schäferkordt is a graduate of Paderborn University. We believe Ms. Schäferkordt is qualified to serve on our Board due to her board and executive-level experience in media and international businesses.

Michael E. Sneed
Independent Director
Director Since: 2020 ‖ Age: 62

Mr. Sneed has served as a member of our Board since November 2020. Mr. Sneed served as Executive Vice President, Global Corporate Affairs and Chief Communications Officer at Johnson & Johnson from July 2018 to April 2022 where he led the company's global marketing, communication, design and philanthropy functions. Mr. Sneed originally joined Johnson & Johnson in 1983 and held multiple leadership positions, including joining the Executive Committee in July 2018 and becoming the Vice President, Global Corporate Affairs and Chief Communications Officer in 2017, the Company Group Chairman, Vision Care Franchise in 2007 and the Company Group Chairman, Consumer North America in 2004. Mr. Sneed holds a Master's degree from the Tuck School of Business at Dartmouth College and a B.A. from Macalester College. We believe Mr. Sneed is qualified to serve on our Board due to his executive-level experience in global technology and retail business.

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Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to our directors, officers and employees, as well as independent contractors, consultants and others who do business with Wayfair. The code provides guidance and outlines expectations on key areas including insider trading, conflicts of interest, reporting of illegal or unethical behavior, and environmental, health and safety matters. A copy of the code may be found on our IR site under the link for “Governance.” We intend to make all required disclosures regarding any amendments to, or waivers from, any provisions of the code at the same location of our website.
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, succession planning, and Board committees and compensation. A copy of the Corporate Governance Guidelines may be found on our IR site under the link for “Governance.”
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits any officer, director or employee from engaging in hedging transactions with respect to our equity securities. Similarly, officers, directors and employees are prohibited from holding our equity securities in a margin account or pledging securities as collateral for a loan, except that our compensation committee may permit the pledge of equity securities as collateral for a loan (not including margin debt) in limited circumstances if a person requests to do so and demonstrates the financial capacity to repay the loan. The compensation committee may approve or deny the request in its sole discretion. For the year ended December 31, 2021, no such requests were made by our named executive officers or members of our Board.
Independence of the Board
Our Board has determined that all of our directors that served in the past fiscal year, other than Messrs. Shah and Conine, qualify as “independent” directors in accordance with the rules and regulations of the New York Stock Exchange, or NYSE. Each of Messrs. Shah and Conine is not considered independent because he is an employee of the company. In making its independence determinations, the Board considered, among other things, relevant transactions between the company and entities associated with the independent directors, as described under the heading "Certain Relationships and Related Party Transactions," and determined that none have any relationship with the company or other relationships that would impair the directors' independence.
Further, the Board has determined that each member of each of the committees of the Board is currently independent in accordance with the rules and regulations of the NYSE and Rule 10a-3(b)(1) under the Exchange Act. There are no family relationships among any of our directors or executive officers.
Leadership Structure of the Board
Our Board is currently co-chaired by Niraj Shah, our Co-Founder and Chief Executive Officer, and Steven Conine, our Co-Founder. Our Board has established the position of lead independent director and elected Mr. Kumin as our lead independent director. As lead independent director, Mr. Kumin presides over meetings of our independent directors, serves as a liaison between our co-chairmen of the Board and the independent directors and performs such additional duties as our Board may otherwise determine and delegate. Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairman of the Board and Chief Executive Officer and/or utilize a lead director in accordance with its determination that one or the other structure would be in the best interests of our company. Our Board has concluded that our existing leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

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Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board, as a whole and through its committees, has responsibility for overall risk management. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations.
The following are risk-related responsibilities and functions performed by our Board, its committees and management in accordance with our governance documents and internal risk management policies:
The Board of Directors
•Ultimately responsible for risk oversight of the company; assigns specific oversight duties to Board committees.
•Receives reports, briefings and presentations from senior management at regular Board meetings.

The Audit Committee
•Responsible for reviewing and discussing our policies with respect to risk assessment and risk management, which includes overseeing our major financial, data privacy, cybersecurity, technology and information security risk exposures and the steps our management has taken to monitor and control these exposures, monitoring compliance with legal and regulatory requirements, and considering (and approving or disapproving) any related party transactions.
•Receives reports, briefings and presentations from senior management at regular audit committee meetings.

The Compensation Committee
•Oversees and reviews compensation-related risks, including assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
•Reviews conflicts of interest involving advisors to the compensation committee and oversees the annual self-evaluations of the Board.
The Nominating and Corporate Governance Committee
•Oversees and reviews governance-related risks, including assessing and monitoring the effectiveness of our corporate governance guidelines.
•Identifies, interviews and performs due diligence on potential board members and evaluates the independence of each director and director candidate.
Management
•Identifies, mitigates and eliminates risks and develops risk controls related to significant business activities.
•Discusses strategic and operational risks at regular management meetings and standing 360 degree business review meetings across the organization.
•Conducts specific strategic planning and review sessions throughout the year that include a focused discussion and analysis of the risks facing the company.
•Reviews risks with the Board and the audit committee at regular meetings, with presentations that focus on particular business functions, operations or strategies, as well as the steps taken to mitigate or eliminate such risks.
Board Meetings and Committees
Our Board meets on a regular basis during the year. Our Board met four (4) times in 2021. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and all committees of the Board on which he or she served held during the period for which he or she was a director in 2021. All of our then-current directors attended our 2021 annual meeting of stockholders. We have encouraged all of our directors and nominees for director to attend our Annual Meeting; however, attendance is not mandatory.

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Our Board has established three standing committees—audit, compensation and nominating and corporate governance—each of which operates under a charter that has been approved by our Board and that satisfies the applicable standards of the SEC and NYSE. The table below provides current committee composition as well as meeting information for the last year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Niraj Shah
Steven Conine
Michael Choe
Andrea Jung
Jeremy King
Michael Kumin		*	*
Jeffrey Naylor	*
Anke Schäferkordt
Michael E. Sneed
Total Meetings in 2021 (1)	4	4	0
*Committee Chair
(1) The nominating and corporate governance committee typically acts by written consent.
The functions performed by these committees are set forth in more detail in their charters, which may be found on our IR site under the link for “Governance”, and are summarized below.
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process as well as our risk assessment and risk management policies. Among other matters, the audit committee:
•appoints and determines the compensation and retention of our independent registered public accounting firm;
•evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•determines the engagement of the independent registered public accounting firm;
•reviews and approves the scope of the annual audit and the audit fee;
•discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly and annual financial statements;
•approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•reviews our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•reviews annual reports from the independent registered public accounting firm regarding its internal quality control procedures;
•oversees the company’s enterprise risk management function and discusses the company’s policies with respect to risk assessment and risk management;
•provides oversight of our compliance with legal and regulatory requirements;
•reviews our critical accounting policies and estimates;
•is responsible for investigating any reports received by our whistleblower portal or hotline; and

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•reviews, at least annually, the audit committee charter and the committee’s performance.
Our Board has determined that each of our current committee members, Messrs. Choe and Naylor and Ms. Schäferkordt, is an independent director under NYSE rules and under Rule 10A-3 under the Exchange Act. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that Mr. Naylor is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE rules and regulations.
Compensation Committee
The compensation committee’s responsibilities include:
•reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives and, based upon this evaluation (either alone or, if directed by our Board, in conjunction with a majority of the independent directors on our Board), setting the Chief Executive Officer’s compensation;
•reviewing and setting or recommending to our Board the compensation of our executive officers other than the Chief Executive Officer;
•reviewing and recommending to our Board the compensation of our directors;
•reviewing and approving or recommending to our Board our incentive compensation and equity-based plans and arrangements;
•preparing the Compensation Committee Report on executive officer compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K and reviewing and discussing the Compensation Discussion and Analysis, or CD&A, with our management and considering whether to recommend to our Board that the CD&A be included in the appropriate filing;
•reporting regularly to our Board regarding its activities; and
•reviewing and evaluating, at least annually, the performance of the compensation committee and its members, and periodically reviewing and reassessing its charter.
Our Board has determined that each of our current committee members Messrs. Kumin and Sneed and Ms. Jung is independent under the applicable rules and regulations of the NYSE and is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:
•identifying individuals qualified to become Board members;
•recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•reviewing and making recommendations to our Board with respect to management succession planning;
•developing and recommending to our Board a set of corporate governance guidelines and principles, and reviewing and reassessing the adequacy of such guidelines;
•overseeing the evaluation of our Board and its various committees; and
•reviewing and evaluating, at least annually, the performance of the nominating and corporate governance committee and its members, and periodically reviewing and reassessing its charter.
Our Board has determined that each of our current committee members Ms. Jung and Mr. Kumin is an independent director under the applicable rules and regulations of the NYSE.
Director Nomination Process
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to Board members and others for recommendations; meetings from time-to-time to evaluate biographical information and background material relating to potential candidates; and interviews of selected candidates by members of the nominating and corporate governance committee, the Board and members of senior management. The nominating and corporate governance committee may also retain the services of an executive search firm to help identify and evaluate potential director candidates.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our nominating and corporate governance committee considers the qualifications

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set forth in our Corporate Governance Guidelines, which are available on our IR site under the link for “Governance.” These qualifications include highest personal and professional ethics, integrity and values. Additional criteria may also include the candidate’s ability to make independent judgments, a general understanding of our business, service on other boards, professional background, education and diversity, as well as personal skills and knowledge with respect to technology, retail, finance, accounting, leadership and any other areas. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.
When recommending to the Board the nominees for election as directors, our nominating and corporate governance committee shall consider candidates proposed by stockholders, and shall apply the same criteria and follow substantially the same process in considering such candidates as it does in considering other candidates. Stockholders nominating director candidates must follow the procedures set forth under the section herein titled “INFORMATION ABOUT THE PROXY PROCESS AND VOTING”, “When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?”.
You can find more detailed information on our process for selecting Board members and our criteria for Board nominees in our Corporate Governance Guidelines, which are available on our IR site under the link for “Governance.”
Stockholder Communications with the Board
Stockholders and other interested parties may communicate with the Board, or any individual member of the Board, at the following address:
Wayfair Inc.
4 Copley Place
Boston, MA 02116
Attention: Secretary
Communications must state the number of shares owned by the person making the communication, if any. Our Secretary will review and forward such communication to all of the members of the Board or to the individual director(s) to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, our Secretary may disregard the communication in his or her discretion.
Compensation Committee Interlocks and Insider Participation
During 2021, the members of our compensation committee were Ms. Jung and Messrs. Kumin and Naylor. In February 2022, Mr. Naylor resigned from the compensation committee and Mr. Sneed joined the compensation committee. No member of our compensation committee during our last fiscal year is or has been a current or former officer or employee of Wayfair Inc. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during our last fiscal year.
Relationships requiring disclosure under Item 404 of SEC Regulation S-K between Wayfair and Mr. Kumin are further described under “Certain Relationships and Related Party Transactions.”

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Environmental, Social and Governance (ESG) Matters and Corporate Responsibility
Through our Corporate Responsibility (CR) work, we are accounting for how our company impacts the planet and society. In order to create a solid foundation that lasts into the future, we are investing in our surrounding communities and environment in ways that make us resilient and uniquely positioned to provide value for customers, suppliers, employees, and shareholders alike.
At Wayfair we care about change and getting the most out of our platform to help the greater good. To do this, we are laser focused on the areas where we can have the biggest impact and our three pillars create that framework:
Our Communities: Fostering a feeling of home for all.
Our Planet: Protecting our shared home.
    Our Workplace: Building a more inclusive Wayfair.

Social Impact Our Communities
Through nonprofit partnerships, employee volunteering, community support and other strategic initiatives, we are working to strengthen and support our communities with the resources they need where they are needed most. In 2021, we added new partners, improved our processes and drove growth in our initiatives, including more than $9.7 million total monetary and in-kind contributions donated to 42 nonprofit organizations. We also updated our “donate at check-out” feature, expanding mobile and international access and generating more than $1 million in donations directly to Homes For Our Troops, Habitat for Humanity, Community Solutions and Shelter UK. Additionally, thanks to the generosity of our employees, we donated over $250,000 through our employee match and fundraising tool in 2021. Finally, more than 360 of our employees used their paid day of service benefit in 2021, totaling over 2,200 hours, despite the difficulties that the pandemic presented for volunteering.
Our tentpole moment in 2021 focused on consumers through the Save Big, Give Back sales event which generated approximately $2 million in monetary and in-kind donations directly to major nonprofit partners focused on supporting housing initiatives in all our major markets.
While 2021 began a return to normalcy from the pandemic, there were several disasters that struck and severely disrupted communities and families, including many of our own employees. Throughout the year, we made monetary donations to key organizations that supported individuals impacted by the following major disasters: Texas ice storms in February, COVID-19 in India in June, flooding in Germany in July, tornadoes in Kentucky in December, Typhoon Rai in the Philippines in December, and the Afghanistan refugee crisis.

Environmental Sustainability Our Planet
We are taking a value chain approach to address our environmental impact, starting with our own operations and working with suppliers and partners on our upstream and downstream impacts. We conduct an annual greenhouse gas inventory to measure our footprint and focus our efforts accordingly. Our most direct emissions are from our real estate portfolio and leased transportation assets. We are reviewing robust renewable energy and energy efficiency projects to address these emissions, and in the meantime, we have invested in Renewable Energy Credits and Renewable Energy Guarantees of Origin that are funding renewable energy generation across North America and Europe. We are also exploring additional programs to address our indirect emissions from the products that we sell, as well as from our transportation network.
In addition, we are reducing waste across our operations, and in 2021, we launched an expanded zero-waste-to-landfill program across several of our warehouses to continuously improve our waste diversion. Furthermore, our global incident resolution team is working diligently to reduce product returns and damage to products in transit, in order to avoid unnecessary product replacements and additional truck transportation. We have phased out plastic poly bags and styrofoam packaging corners with fiber based alternatives in Europe, and we are looking for ways to further expand our procurement of sustainable packaging materials.

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We expect our suppliers to adhere to our Supplier Code of Conduct, which includes our expectation that suppliers will work to avoid and mitigate negative impacts to the environment and communities. We encourage suppliers to source sustainably-certified products, including through our Shop Sustainably program, which enables customers to find more sustainable products on site.

Diversity, Equity and Inclusion Our Workplace
At Wayfair, our commitment to diversity, equity and inclusion, or DEI, includes action around our core belief that, “We are eclectic. Designed for all.” There is no vision without variety, and there is no success without the celebration of our individual strengths. In our pursuit for equity, we do our best to tailor everyone's experience with us in order to help each unique individual feel at home at work. Through DEI we are focused on promoting a global community, ensuring an inclusive culture and growing market penetration through innovation that only a sense of belonging across a diverse workforce can provide. We accomplish this through cross-functional partnerships and through identifying and executing against initiatives that increase the diversity in the talent we recruit, develop, promote and retain.
We are proud to report that in 2021 we continued growing our DEI team, as well as our organization’s commitment, focus and attention regarding DEI matters. For example, in our effort to continue to embed DEI in all aspects of our talent processes and departments, we evolved our employee resource groups, expanded our DEI councils across new parts of the organization and continued our engagement in community partnerships and university programming to attract top talent from a variety of diversity dimensions. We also conducted numerous surveys, focus groups and interviews to gather data and feedback while moving quickly to pilot numerous initiatives. Using this information, we enhanced our programming and events, including our Change Starts at Home initiative. Externally, we also focused on customer experience and added features to our product pages, language tools and other parts of the shopping experience. Further, in May 2021, we published our first Diversity, Equity, & Inclusion Report on our website. This report provides an overview of representation at our company and our plans for the future, and we encourage you to read the full report.
In part because of these ongoing efforts, we are honored and proud to be recognized by organizations across the globe for being a great place to work. In 2021, we were again recognized by Fortune as one of the World’s Most Admired Companies for the fourth year in a row and by Forbes as one of the World’s Best Employers and Best Employers for Diversity. Additionally, we signed the employer pledge committing to support a multigenerational workforce through the American Association of Retired Persons organization and received a 100% score on the Human Rights Campaign for Best Places to Work for LGBTQ+ Equality.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the start of our last fiscal year, with our executive officers, directors or holders of more than 5% of our common stock (or, in each case, their affiliates or immediate family members), each of whom we refer to as a “related party,” in which the amounts involved exceeded $120,000.
We entered into the following transactions in the ordinary course of business:
•We paid approximately $892,000 to CO9 Design, a supplier, in ordinary course supplier payments. Sarah Conine, the sister of Steven Conine, our co-founder, executive officer and director, owns CO9 Design.
•We paid approximately $1.3 million to Apple Inc., the technology company, in advertising costs and hardware and software purchases. Andrea Jung, a member of our Board, is a member of the board of directors of Apple Inc.
•We paid approximately $806,000 to entities owned jointly by Niraj Shah and Steve Conine, our co-founders, in reimbursements for business-related travel services for certain of our executive officers, including Mr. Shah and Mr. Conine. Mr. Shah and Mr. Conine beneficially own 100% of two aircraft, which are used by Mr. Shah, Mr. Conine and our other executive officers from time to time for business trips. The reimbursement rate for use of these aircraft is $7,500 per hour. This hourly reimbursement rate was based upon a competitive analysis of comparable chartered aircraft rates that showed that the reimbursement rate is at or below market rates for the charter of similar aircraft. Due to the fact that the hourly rate paid for the use of these aircraft is less than the actual operational costs incurred by Mr. Shah and Mr. Conine as owners of these aircraft, Mr. Shah and Mr. Conine do not profit from the use of their aircraft.
•We paid approximately $20.8 million to Pinterest, Inc. and its affiliated companies in ordinary course advertising and marketing costs. Jeremy King, a member of our Board, is the Senior Vice President and Head of Engineering of Pinterest.
Pursuant to the terms of the amended and restated purchase agreement, dated April 7, 2020, or the Purchase Agreement, we issued $535.0 million in aggregate original principal amount of the 2.50% Accreting Convertible Senior Notes due 2025, or the 2025 Accreting Notes. The issuance of the 2025 Accreting Notes constituted a related party transaction because of, among other things, Michael Kumin's positions as a director of Wayfair and a Managing Partner at Great Hill Partners, LP, Manager of the ultimate general partner of GHEP VII Aggregator, L.P, or Great Hill, a party to the Purchase Agreement. During 2021, Great Hill converted $253.0 million of accreted principal of the 2025 Accreting Notes and received 3,490,175 shares of our Class A common stock.
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Wayfair (including any of its subsidiaries) is or will be, a participant, where the amount involved exceeds $120,000 in any one fiscal year, and a related party had, has or will have a direct or indirect material interest.
If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party is required to report the proposed related party transaction to our general counsel. The proposed related party transaction will be reviewed and, if deemed appropriate, approved by our audit committee. The reporting, review and approval will occur prior to entry into the transaction. Any related party transactions that are ongoing in nature will be reviewed annually.
A related party transaction reviewed under the policy will be considered approved if it is authorized by the audit committee after full disclosure of the related party’s interest in the transaction. In reviewing and approving any such transactions, the audit committee will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction.

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PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2012. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to Ernst & Young LLP during the years ended December 31, 2021 and 2020. All fees described below were approved by the audit committee.

	Year Ended
	December 31, 2021	December 31, 2020
Audit Fees (1)	$2,475,188	$2,332,091
Audit-Related Fees	—	—
Tax Fees (2)	55,000	271,600
All Other Fees (3)	7,155	3,650
Total Fees	$2,537,343	$2,607,341
(1)Audit fees of Ernst & Young LLP for 2021 and 2020 were for professional services rendered in connection with the annual audit of our consolidated financial statements and internal controls over financial reporting, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, issuance of comfort letters and related accounting, consents and assistance with and review of documents filed with the SEC.
(2)Tax fees of Ernst & Young LLP for 2021 and 2020 were for fees billed for services rendered for tax compliance, tax advice, and tax planning.
(3)All other fees of Ernst & Young LLP for 2021 and 2020 were for access to Ernst & Young LLP’s online accounting research tool.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee charter provides that the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board, or the PCAOB. The

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audit committee has pre-approved all services performed since our policy on pre-approval of audit and non-audit services was adopted.
In order for Proposal No. 2 to be approved, holders of a majority of the votes properly cast at the Annual Meeting must vote “FOR” Proposal No. 2. Abstentions and broker non-votes are not votes cast and will not be counted either “FOR” or “AGAINST” the proposal. Therefore, abstentions and broker non-votes will have no effect on the proposal.

BOARD RECOMMENDATION
☑	THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Wayfair Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our IR site under the link for “Governance.” Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. Ernst & Young LLP, our independent registered public accounting firm for fiscal year 2021, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.
The audit committee is also responsible for appointment, compensation, retention and oversight of the work of the independent auditor, including pre-approving any audit and non-audit service provided to the company by the independent auditor, periodically reviewing and evaluating the performance of the lead audit partner, as well as reviewing and considering the selection of the lead audit partner. The audit committee also periodically considers whether there should be a rotation of the company’s independent registered public accounting firm. In addition to Ernst & Young LLP’s independence from Wayfair and management, the audit committee also considers several other factors in deciding whether to re-engage Ernst & Young LLP, including: the quality of Ernst & Young LLP’s staff, work and quality control; Ernst & Young LLP’s policies related to independence; Ernst & Young LLP’s global reach; and Ernst & Young LLP’s capability and expertise to perform an audit of the company’s financial statements and internal control over financial reporting, given the breadth and complexity of Ernst & Young LLP’s business and global footprint.
In fulfilling its oversight responsibilities, the audit committee reviewed with management and Ernst & Young LLP the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
The audit committee also discussed with Ernst & Young LLP the matters that are required to be discussed by the PCAOB, as adopted in Auditing Standard No. 1301, Communications with Audit Committees. Ernst & Young LLP has also provided the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP that firm’s independence. The audit committee has concluded that Ernst & Young LLP’s provision of audit and non-audit services to Wayfair and its affiliates is compatible with Ernst & Young’s independence. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and is seeking ratification of such selection by the stockholders.

By the Audit Committee of the Board of Directors of Wayfair Inc.:
Jeffrey Naylor (Chairperson) Michael Choe Anke Schäferkordt

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PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
We are presenting this proposal to provide stockholders the opportunity to cast a non-binding, advisory vote on how frequently future "say on pay" proposals should be included in our Proxy Statement (commonly known as the “Say-on-Frequency” proposal). As a stockholder, you may vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation every one (1), two (2) or three (3) years, or to abstain from voting.
After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every three (3) years is the most appropriate alternative for the company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board considered that our compensation philosophy is weighted towards providing equity awards that focus on long-term performance and an advisory vote on executive compensation every three (3) years will allow our stockholders to assess whether our compensation program is effective. We value the input of our stockholders and believe that an advisory vote on executive compensation every three (3) years will provide us sufficient time to thoughtfully consider and respond to any stockholder feedback about our compensation program.
Stockholders are not voting to approve or disapprove the recommendation of our Board that the non-binding advisory vote on the compensation of our named executive officers be held every three (3) years. Rather, the option of one (1) year, two (2) years or three (3) years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected (on a non-binding advisory basis) by the stockholders. For purposes of this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
The SEC regulations require all public companies to submit a Say-on-Frequency proposal to their stockholders no later than the annual stockholder meeting held in the sixth calendar year after the immediately preceding vote on Say-on-Frequency. Our next Say-on-Frequency vote after the Annual Meeting will be held no later than our 2028 annual meeting.

BOARD RECOMMENDATION
☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE "THREE YEARS" ALTERNATIVE SET FORTH IN THE PROXY CARD.

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EXECUTIVE OFFICERS
The following table sets forth our executive officers and their respective ages and positions with us as of the Record Date.

Name	Age	Position(s)
Niraj Shah	48	Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)
Steven Conine	49	Co-Founder, Director (Co-Chairman)
Michael Fleisher	57	Chief Financial Officer
Thomas Netzer	52	Chief Operating Officer
Stephen Oblak	48	Chief Commercial Officer
Fiona Tan	51	Chief Technology Officer
Each of our Co-Founders, Niraj Shah and Steven Conine, also serve on our Board and their biographical information can be found above under the heading “Proposal No. 1 - Election of Directors”. The biographical information for our other executive officers is set forth below.

Michael Fleisher
Chief Financial Officer
CFO Since: 2013 ‖ Age: 57

Mr. Fleisher has served as our Chief Financial Officer since October 2013. Prior to joining Wayfair, Mr. Fleisher served at Warner Music Group as the Vice Chairman, Strategy and Operations from 2008 to 2011 and also served as Executive Vice President and Chief Financial Officer from 2005 to 2008. Mr. Fleisher’s responsibilities for Warner Music Group included overseeing its global corporate strategy and operations. He was previously the Chief Executive Officer of Gartner, Inc. from 1999 to 2004 and its Chairman from 2001 to 2004. Mr. Fleisher has served on the board of directors of Squarespace, Inc. since December 2018 and Goat Group since January 2021. Mr. Fleisher received a B.S. from the University of Pennsylvania’s Wharton School of Business.

Thomas Netzer
Chief Operating Officer
COO Since: 2019 ‖ Age: 52

Mr. Netzer has served as our Chief Operating Officer since July 2019. Prior to that, Mr. Netzer served as our Vice President, COO - Europe from April 2018 to July 2019. Prior to joining Wayfair, Mr. Netzer worked at McKinsey & Company for more than 20 years in various positions, most recently as a Senior Partner, where he focused on the transportation and infrastructure industries and co-led McKinsey’s global logistics practice. Mr. Netzer received a B.A. and a Ph.D. from the University of Cologne.

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Stephen Oblak
Chief Commercial Officer
CCO Since: 2021 ‖ Age: 48

Mr. Oblak has served as our Chief Commercial Officer since March 2021 and previously served as our Chief Merchandising Officer from May 2017 to March 2021; our Senior Vice President, General Manager of Wayfair.com from March 2014 to May 2017; our Vice President, Category Management from July 2011 to March 2014; and as our Director, Category Management from October 2009 to July 2011. Prior to joining Wayfair, Mr. Oblak served as Vice President of River West Brands, a brand acquisition and enterprise development company focused on acquiring and re‑commercializing dormant consumer brands, from 2007 to 2009. He previously served as Senior Director of the Strategy Consulting Group of FutureBrand Worldwide from 2003 to 2007, as a consultant to Peppers & Rogers Group from 2002 to 2003 and as a Senior Manager of the International Financial Services practice of the Corporate Executive Board from 1995 to 1999. He received a B.A. from Hamilton College and an M.B.A. from Northwestern University’s Kellogg School of Management.

Fiona Tan
Chief Technology Officer
CTO Since: 2022 ‖ Age: 51

Ms. Tan has served as our Chief Technology Officer since March 2022 and previously served as our Global Head of Customer and Supplier Technology from September 2020 to March 2022. Prior to Wayfair, Ms. Tan served as Senior Vice President of U.S. Technology at Walmart where she was responsible for innovation and engineering execution spanning its site, mobile app and all associate and merchant-facing technology across its e-commerce and stores business in the U.S from April 2014 to August 2020. Prior to Walmart, Ms. Tan served in a number of leadership roles at Ariba from January 2012 to April 2014, where she led a global engineering organization responsible for the strategy, lifecycle, and delivery of the Ariba Commerce Network, as well as TIBCO Software. Ms. Tan received a B.S. from MIT and a master’s degree from Stanford University.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis, or CD&A, provides an overview and analysis of the elements of our compensation program for our named executive officers, or NEOs, identified below, the material compensation decisions made under that program and reflected in the executive compensation tables that follow this CD&A and the material factors considered in making those decisions. As a company dedicated to a pay-for-performance culture, we aim to provide our NEOs with compensation that is significantly performance-based. Our executive compensation program is designed to align executive pay with our performance on both short and long-term basis, link executive pay to specific, measurable results intended to create value for stockholders, and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success. We believe that the key to our success is the long-term stockholder value that is created by our employees. Our compensation philosophy is weighted towards providing equity awards, and we believe this helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in stock price appreciation. For example, we provide many of our employees, including our NEOs, with an equity award upon hire, which we believe motivates the employee to think of themselves as an owner of the company.
Compensation for our NEOs consists primarily of the elements, and their corresponding objectives, identified in the following table.

Compensation Element	Primary Objective
Base Salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.
Annual Cash Bonus (1)	To reward individual contributions to the achievement of the company’s performance objectives.
Equity Awards	To emphasize our long-term performance objectives, encourage the maximization of stockholder value and retain key executives by providing an opportunity to participate in the ownership of our common stock.
Retirement Savings (401(k))	To provide an opportunity for tax-efficient savings and long-term financial security.
(1) In 2022, we shifted our corporate approach to cash compensation to incorporate the annual cash bonus into regular base salaries, resulting in higher base salaries and the removal of annual cash bonuses for our NEOs.
The compensation committee has primary authority to determine and approve compensation decisions with respect to our NEOs; provided, however, that our Co-Founders make recommendations to the compensation committee regarding the compensation of the NEOs, excluding themselves. In alignment with the objectives set forth above, the compensation committee determines overall compensation and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably-sized companies in our and similar industries.

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Our Named Executive Officers
We have elected to provide disclosure in this section for all of our 2021 executive officers, whom we refer to as NEOs in this section for simplicity. For the year ended December 31, 2021, our NEOs were:

Name	Title
Niraj Shah	Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)
Steven Conine	Co-Founder, Director (Co-Chairman)
Michael Fleisher	Chief Financial Officer
Edmond Macri (1)	Former Chief Product & Marketing Officer
James Miller (2)	Former Chief Technology Officer
Thomas Netzer	Chief Operating Officer
Stephen Oblak	Chief Commercial Officer
(1)     Mr. Macri retired from his position as Chief Product & Marketing Officer on March 11, 2021 and remained part of the Wayfair leadership team through June 30, 2021 to support his transition and thereafter served as a non-executive employee until December 31, 2021.
(2)    Mr. Miller retired from his position as Chief Technology Officer on March 1, 2022 and will serve as a non-executive employee through June 30, 2022 as he supports his transition.
Our compensation decisions for the NEOs in 2021 are discussed below in relation to each of the above-described elements of our compensation program. The discussion below is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this CD&A.
Compensation Overview
Our overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a significant portion of an executive’s compensation opportunity will be related to factors that directly and indirectly influence stockholder value. Our pay practices are focused on providing our executives with a significant amount of their compensation in the form of upfront equity grants, which we believe attracts and retains the highest caliber employees and aligns our employees’ long-term interests with our stockholders’ interests. In addition, an NEO’s compensation may include a moderate annual cash bonus, based on personal performance rather than short-term corporate goals, and additional equity grants based on performance or promotions. Our Co-Founders do not receive cash bonuses. Also, in 2022, we shifted our corporate approach to cash compensation to incorporate the annual cash bonus into regular base salaries, resulting in higher base salaries and the removal of annual cash bonuses for our NEOs. Our NEOs, who are all employed on an at-will basis, receive limited perquisites. We offer a qualified 401(k) retirement plan with employer matching, but do not offer nonqualified deferred compensation plans, supplemental executive retirement plan benefits or formal cash severance programs.
Determination of Compensation
The compensation committee has the primary authority to determine and approve compensation paid to our NEOs. The compensation committee is charged with, among other things, reviewing compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry, including our comparative performance, and our NEOs’ level of expertise and experience in their respective positions. In furtherance of the considerations described above, the compensation committee is primarily responsible for determining NEO base salaries, assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period and approving the equity awards and any cash bonuses to be paid to our Chief Executive Officer and other NEOs for each year. To aid the compensation committee in making its determinations, the Co-Founders provide recommendations at least annually to the compensation committee regarding the compensation of all NEOs, excluding themselves, and they also provide individual performance assessments that are used in determining awards under our annual cash bonus program, if any. The performance of our NEOs is reviewed at least annually by the compensation committee, and the compensation committee approves each NEO’s compensation at least annually.

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In determining compensation for our NEOs, the compensation committee considers each NEO’s particular position and responsibility and relies upon the judgment and industry experience of its members, including their knowledge of competitive compensation levels across companies and industries. We believe that compensation should be competitive with compensation for executive officers in similar positions and with similar responsibilities in the market. Our compensation committee and management team reference national surveys and publicly available executive officer data from e-commerce, retail, and technology organizations as an input for compensation decisions. We did not use a compensation consultant in 2021.
In 2020, we asked our stockholders, through an advisory vote, to approve the compensation of our NEOs. The 2020 advisory vote received the approval of 99.7% of the votes cast on the proposal. Although the results of the say on pay vote are advisory and not binding on the company, the Board or the compensation committee, we value the opinions of our stockholders and take the results of the say on pay vote into account when making decisions regarding the compensation of our NEOs. In 2016, our stockholders approved, on an advisory basis, a frequency of every three (3) years for casting advisory votes to approve executive compensation. Due to the vote of stockholders on the matter, as well as the long-term focus of our compensation philosophy, we adopted a three-year interval for the advisory vote on executive compensation. Accordingly, the next stockholder advisory vote on the compensation of our NEOs will occur at the 2023 annual meeting.
Elements of Our Executive Compensation Program
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. The compensation committee reviews base salaries of our NEOs in the first quarter of each year. Base salary is set at the compensation committee’s discretion after taking into account the recommendations of our Co-Founders regarding NEOs, excluding themselves, our company-wide target for base salary increases for all employees, the competitive landscape, inflation, changes in the scope of an executive officer’s job responsibilities, and other components of compensation and other relevant factors. The maximum NEO base salary in 2021 was $200,000 and none of our NEOs received an increase in base salary during 2021. In 2022, we shifted our corporate approach to cash compensation to incorporate the annual cash bonus into regular base salaries, which resulted in an increase of the maximum NEO base salary to $250,000. The base salaries for our NEOs for 2021 were as follows:

NEO	Base Salary ($)
Niraj Shah	80,000
Steven Conine	80,000
Michael Fleisher	200,000
Edmond Macri	200,000
James Miller	200,000
Thomas Netzer	200,000
Stephen Oblak	200,000

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Annual Cash Bonuses
During 2021, all of our NEOs were eligible to participate in a discretionary annual cash bonus program which provided the opportunity to earn a cash bonus award that ranges from 0% to 25% of base salary. Under the program, the compensation committee determined NEO bonuses based on the overall personal performance of the NEOs in 2021, and such bonuses were paid in the first quarter of 2022. Each of Messrs. Fleisher, Miller, Netzer and Oblak received a cash bonus award of 25% of his base salary, or $50,000, for 2021. Messrs. Shah, Conine and Macri did not participate in the 2021 cash bonus program. In 2022, we shifted our corporate approach to cash compensation to incorporate the annual cash bonus into base salaries, resulting in a higher maximum base salary and the removal of annual cash bonuses for our NEOs.
Equity Awards
A large portion of our NEOs’ total compensation is stock-based compensation in furtherance of our focus on long-term performance, which we believe is tied to retention and increasing stockholder value. Our NEOs receive sizable equity awards at the time of hire and are eligible to receive additional awards at the time of a promotion or at other times at the discretion of our compensation committee. NEOs do not necessarily receive equity awards on an annual basis. Therefore, an NEO’s compensation, as reported in the Summary Compensation Table, may fluctuate materially from year to year depending on whether a grant was made in a particular year. To support our retention strategy and align the interests of our NEOs with those of our stockholders, we generally grant Restricted Stock Units, or RSUs, subject to long-term vesting requirements and the NEO’s continued employment through each applicable vesting date. As our compensation philosophy has continued to evolve and our leadership team has grown, we have also started to introduce RSUs with more unique, tailored vesting schedules to facilitate promotions, role changes and the evolution of our management team. NEO equity awards (including grant amounts and vesting schedules), whether for new hires or follow-on grants, are determined at the compensation committee’s discretion after taking into account other direct compensation elements, the recommendations of our Co-Founders regarding NEOs, excluding themselves, and the landscape in which we compete for executive talent.
In 2021, the compensation committee granted the following time-based RSU awards to our NEOs:

NEO	Shares of Class A Common Stock Subject to RSU (#)
Niraj Shah	—
Steven Conine	—
Michael Fleisher	—
Edmond Macri (1)	44,456
James Miller	—
Thomas Netzer (2)	22,581
Stephen Oblak (3)	44,456
(1)Mr. Macri was granted RSUs which vest upon the satisfaction of a service condition and the service condition was partially satisfied on June 15, 2021 with respect to 1,885 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years. Upon Mr. Macri’s retirement the remaining unvested RSUs were forfeited in accordance with the terms of the grant.
(2)Mr. Netzer was granted RSUs which vest upon the satisfaction of a service condition and the service condition was partially satisfied on March 15, 2021 with respect to 298 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years.
(3)Mr. Oblak was granted RSUs which vest upon the satisfaction of a service condition and the service condition was partially satisfied on June 15, 2021 with respect to 1,885 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years.
For more information on these awards, see the “Grants of Plan-Based Awards in 2021” table below.
Defined Contribution Plans

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We maintain a defined contribution plan that is tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, which we refer to as the 401(k) Plan. The 401(k) Plan permits our eligible salaried employees to defer receipt of portions of their eligible salaries, subject to certain limitations imposed by the Code, by making contributions to the 401(k) Plan, including flexible compensation contributions, Roth contributions, catch-up contributions and after-tax contributions.
We provide matching contributions to the 401(k) Plan in an amount equal to 100% of each participant’s pre-tax contribution up to a maximum of 4% of the participant’s annual eligible cash compensation, subject to certain other limits. In 2021, we made a company contribution to the 401(k) Plan in an amount equal to approximately $34.7 million. Participants are 100% vested in all contributions, including company contributions. The 401(k) Plan is offered on a nondiscriminatory basis to all of our salaried employees, including NEOs.
The compensation committee believes that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.
Employment and Change in Control Arrangements
Employment Agreements
We have entered into employment letter agreements with certain of our NEOs, the material terms of which are described below.
Messrs. Shah and Conine: We entered into amended and restated employment letter agreements with Messrs. Shah and Conine on May 6, 2014, which entitle each of Messrs. Shah and Conine to receive an annual base salary, subject to periodic increases (but not decreases) at the discretion of the Board. The letter agreements also entitle them to participate in the employee benefit plans and programs that we offer to our other full-time employees. Messrs. Shah’s and Conine’s employment letter agreements contain restrictive covenants which prohibit them from competing with us or soliciting our employees, consultants or suppliers for twenty-four (24) months following termination of employment. Pursuant to Messrs. Shah’s and Conine’s employment letter agreements, if we terminate their employment without cause (as defined in the employment letter agreements) or if they resign for good reason (as defined in the employment letter agreements) they will receive healthcare benefit continuation until the earlier of (i) the last day of the applicable COBRA period and (ii) twenty-four (24) months following termination.
Mr. Fleisher: We entered into an employment letter agreement with Mr. Fleisher on October 2, 2013, which was amended on May 5, 2014, and which entitled him to an initial annual base salary of $350,000, which he agreed to reduce to $200,000 commencing in January 2016. The employment letter agreement also provided Mr. Fleisher with an annual cash bonus opportunity between 0% and 20% of his annual salary, and the opportunity to participate in the employee benefit plans and programs that we offer to our other full-time employees. In 2015, we agreed to increase Mr. Fleisher’s annual bonus opportunity range to between 0% and 25% of his annual salary, commensurate with our other NEOs. As described elsewhere, in 2022, we shifted our corporate approach to cash compensation to incorporate the annual cash bonus into base salaries, resulting in a higher maximum base salary and the removal of annual cash bonuses for our NEOs. Mr. Fleisher is also subject to the company’s non-compete, non-solicitation, non-disclosure and invention agreement designed for all employees, which agreement generally provides that he will not disclose confidential information of the company nor solicit any employee, contractor, customer or supplier of the company.
We have not entered into employment agreements with Messrs. Macri, Miller, Netzer or Oblak, however, each of Messrs. Macri, Miller, Netzer and Oblak is subject to the company’s non-compete, non-solicitation, non-disclosure and invention agreement designed for all employees, as described above.
Restricted Stock Unit Vesting
The award agreements governing the NEOs’ outstanding RSU awards provide that, in the event an NEO’s employment is terminated for any reason other than cause (excluding a resignation by the NEO or a termination as a result of the NEO’s death or disability) within twelve (12) months following a change in control (as each such term is defined in the applicable award agreement), 50% of the NEO’s unvested RSUs will vest; provided, however, for Mr. Fleisher only, 100% of his unvested RSUs will vest in the same double-trigger scenario.

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Other Elements of Compensation and Perquisites
We maintain broad-based benefits that are provided to all employees, including our NEOs. These benefits include a 401(k) retirement savings plan with matching contributions, a group health plan, group term life insurance and health and financial wellness programs. For more information about our 401(k) plan, see the discussion above under the heading “Defined Contribution Plans.” Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. However, we have provided certain perquisites to our NEOs in situations where we believe it is appropriate, principally to allow them to devote more time to our business and to promote their health and safety. The compensation committee reviews these perquisites to ensure they are consistent with our philosophy and appropriate in magnitude. In 2021, the compensation committee authorized a security program for Messrs. Shah and Conine to address safety concerns, including specific threats to their safety arising directly as a result of their positions with the company. We believe the costs of this overall security program are reasonable and appropriate and that the program benefits the company. Although we do not consider this program to be a perquisite for the benefit of the Co-Founders for the reasons described above, the costs related to personal security under this program are reported in the “All Other Compensation” column in the 2021 Summary Compensation Table below.
Summary Compensation Table
The following table sets forth information with respect to the compensation of our NEOs for fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Niraj Shah, Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)	2021	80,000	—	—	147,271	227,271
	2020	80,000	—	—	3,274	83,274
	2019	80,000	—	—	3,237	83,237
Steven Conine, Co-Founder, Director (Co-Chairman)	2021	80,000	—	—	73,363	153,363
	2020	80,000	—	—	3,274	83,274
	2019	80,000	—	—	3,237	83,237
Michael Fleisher, Chief Financial Officer	2021	200,000	50,000	—	10,031	260,031
	2020	200,000	50,000	—	10,185	260,185
	2019	200,000	50,000	—	10,092	260,092
Edmond Macri, Former Chief Product & Marketing Officer (4)	2021	200,000	—	12,963,814	10,031	13,173,845
	2020	200,000	50,000	—	8,954	258,954
	2019	200,000	50,000	—	8,554	258,554
James Miller, Former Chief Technology Officer (5)	2021	200,000	50,000	—	8,054	258,054
	2020	193,077	50,000	14,212,404	7,174	14,462,655
	2019	70,615	—	2,574,390	—	2,645,005
Thomas Netzer, Chief Operating Officer (6)	2021	200,000	50,000	6,584,845	—	6,834,845
	2020	200,000	50,000	1,879,050	—	2,129,050
	2019	224,000	259,885	2,084,030	73,031	2,640,946
Stephen Oblak, Chief Commercial Officer	2021	200,000	50,000	12,963,814	7,877	13,221,691
	2020	200,000	50,000	—	8,031	258,031
	2019	200,000	50,000	—	7,784	257,784
(1)Represents the discretionary cash bonuses paid to our NEOs under our annual cash bonus program for such year, paid in the subsequent year. For additional information, see “Annual Cash Bonuses” above. In addition, for Mr. Netzer, the amount reported for 2019 includes a joining bonus of $209,885.
(2)Represents the aggregate fair value on the grant date of RSUs granted to our NEOs calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or

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ASC, Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 10 of the “Notes to Consolidated Financial Statements - Equity-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made in determining the value of our stock awards.
(3)For Messrs. Fleisher, Macri, Miller and Oblak amounts reported for 2021 represent employer contributions under our 401(k) Plan. For Messrs. Shah and Conine, amounts reported in 2021 represent employer contributions under our 401(k) Plan and also include approximately $144,059 and $70,099, respectively, for costs related to personal security under the Co-Founders’ overall security program.
(4)Mr. Macri retired from his position as Chief Product & Marketing Officer on March 11, 2021 and remained part of the Wayfair leadership team through June 30, 2021 to support his transition and thereafter served as a non-executive employee until December 31, 2021.
(5)Mr. Miller retired from his position as Chief Technology Officer on March 1, 2022 and will serve as a non-executive employee through June 30, 2022 as he supports his transition. Mr. Miller was appointed Interim Chief Technology Officer in August 2019 and Chief Technology Officer in April 2020. Mr. Miller was not employed by the company prior to August 2019 and served as a director from July 2016 to April 2020.
(6)Amounts paid to Mr. Netzer in euros in 2019 have been converted to U.S. dollars using the average daily exchange rates from January 1, 2019 to December 31, 2019 of 1€ to $1.12.

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Grants of Plan-Based Awards in 2021
    The following table sets forth information regarding the grant of plan-based awards made during 2021 to our NEOs under our 2014 Incentive Award Plan:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Niraj Shah	—	—	—
Steven Conine	—	—	—
Michael Fleisher	—	—	—
Edmond Macri	2/11/2021	44,456	12,963,814	(2)
James Miller	—	—	—
Thomas Netzer	2/11/2021	22,581	6,584,845	(3)
Stephen Oblak	2/11/2021	44,456	12,963,814	(4)
(1)Represents the aggregate fair value on the grant date of RSUs granted to our NEOs calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 10 of the “Notes to Consolidated Financial Statements - Equity-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made in determining the value of our stock awards.
(2)Mr. Macri was granted RSUs which vest upon the satisfaction of a service condition and the service condition was partially satisfied on June 15, 2021 with respect to 1,885 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years. Upon Mr. Macri’s retirement the remaining unvested RSUs were forfeited in accordance with the terms of the grant.
(3)Mr. Netzer was granted RSUs which vest upon the satisfaction of a service condition and the service condition was partially satisfied on March 15, 2021 with respect to 298 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years.
(4)Mr. Oblak was granted RSUs which vest upon the satisfaction of a service condition and the service condition was partially satisfied on June 15, 2021 with respect to 1,885 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years.

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Outstanding Equity Awards at December 31, 2021
The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2021:

			Stock Awards
Name	Vesting Commencement Date		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (1)
Niraj Shah	—		—	—
Steven Conine	—		—	—
Michael Fleisher	1/15/2018	(2)	68,750	13,060,438
Edmond Macri	3/15/2017	(3)	2,500	474,925
	1/15/2018	(2)	15,000	2,849,550
	1/1/2021	(4)	38,799	7,370,646
James Miller	5/1/2020	(5)	16,250	3,087,013
Thomas Netzer	5/1/2018	(3)	36,000	6,838,920
	1/1/2021	(6)	20,299	3,856,201
Stephen Oblak	3/15/2017	(4)	2,500	474,925
	1/15/2018	(2)	15,000	2,849,550
	1/1/2021	(7)	38,799	7,370,646

(1)Amount shown is based on our closing stock price as reported on the NYSE on December 31, 2021, the last trading day of our Class A common stock in 2021, of $189.97.
(2)This RSU award vests over a five (5) year period, with 5% of such shares vesting following three (3) months of continued service from the vesting commencement date, and an additional 5% of the shares vesting every three (3) months of continued service thereafter.
(3)This RSU award vests over a five (5) year period, with the first 20% of such shares vesting following twelve (12) months of continued service from the vesting commencement date, and an additional 5% of the shares vesting every three (3) months of continued service thereafter.
(4)This RSU award vests upon the satisfaction of a service condition and the service condition was partially satisfied on June 15, 2021 with respect to 1,885 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years. Upon Mr. Macri’s retirement the remaining unvested RSUs were forfeited in accordance with the terms of the grant.
(5)This RSU award vests over two (2) year period in eight (8) equal quarterly installments, subject to continued service on each applicable vesting date.
(6)This RSU award vests upon the satisfaction of a service condition and the service condition was partially satisfied on March 15, 2021 with respect to 298 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years.
(7)This RSU award vests upon the satisfaction of a service condition and the service condition was partially satisfied on June 15, 2021 with respect to 1,885 shares and as to varying amounts of additional shares for every three (3) months of continuous service thereafter over a period of five (5) years.

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Option Exercises and Stock Vested in 2021
The following table provides information regarding the vesting of RSUs held by NEOs for the year ended December 31, 2021. Our NEOs do not hold any stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Niraj Shah	—	—
Steven Conine	—	—
Michael Fleisher	55,000	15,779,638
Edmond Macri	32,657	9,351,063
James Miller	32,720	8,639,717
Thomas Netzer	32,657	8,603,215
Stephen Oblak	32,657	9,351,063
(1)The value realized upon vesting has been calculated by multiplying the gross number of shares acquired on vesting by the closing stock price as reported on the NYSE of our Class A common stock on the vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during fiscal 2021.
Equity Compensation Plan Information
The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	5,229,708	(2)	$—	(3)	6,443,150
Equity compensation plans not approved by security holders	N/A		N/A		N/A
(1)Consists of our Second Amended and Restated 2010 Incentive Plan and our 2014 Incentive Award Plan. Our 2014 Incentive Award Plan contains an evergreen provision whereby the shares available for future grants are increased on the first day of each calendar year beginning January 1, 2016 and ending on and including January 1, 2024 by the least of (A) 2,500,000 shares, (B) 2% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding calendar year and (C) such smaller number of shares as determined by the Board. Accordingly, on each of January 1, 2016, January 1, 2017, January 1, 2018, January 1, 2019, January 1, 2020, January 1, 2021 and January 1, 2022, the number of shares available for future issuance under our 2014 Incentive Award Plan was increased by 1,686,216 shares, 1,716,618 shares, 1,764,172 shares, 1,814,952 shares, 1,872,009 shares, 1,990,894 shares and 2,096,854 shares respectively, pursuant to the terms of such plan.
(2)Consists of 5,229,708 shares issuable upon vesting of outstanding RSUs.
(3)The weighted average exercise price does not include RSUs, which do not have an exercise price.

Pension and Nonqualified Deferred Compensation Plans

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Our NEOs do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the year ended December 31, 2021.
Potential Payments upon Termination or Change in Control
Certain of our NEOs have an employment letter agreement that provides for certain severance benefits upon termination of employment. See “Employment and Change in Control Arrangements” above for a description of these arrangements with our NEOs. In addition, pursuant to the terms of the award agreements governing their outstanding equity awards, our NEOs are entitled to double-trigger equity acceleration upon termination of their employment for any reason other than cause (excluding a resignation by the NEO or as a result of the NEO’s death or disability) occurring within twelve (12) months following a change in control. Assuming a hypothetical termination of employment effective as of December 31, 2021 by us without cause or by the executive for good reason within twelve (12) months following a change in control, each of our NEOs would have received the following severance benefits:

Name	Payment Type	Termination without Cause/Resignation for Good Reason ($)	Termination without Cause following a Change in Control ($)
Niraj Shah	Benefit Continuation (1)	37,446	37,446
	Equity Vesting (2)	—	—
	Total	37,446	37,446
Steven Conine	Benefit Continuation (1)	38,845	38,845
	Equity Vesting (2)	—	—
	Total	38,845	38,845
Michael Fleisher	Equity Vesting (2)	—	13,060,438
Edmond Macri (3)	Equity Vesting (2)	—	5,347,561
James Miller (4)	Equity Vesting (2)	—	1,543,507
Thomas Netzer	Equity Vesting (2)	—	5,347,561
Stephen Oblak	Equity Vesting (2)	—	5,347,561
(1)Represents twenty-four (24) months of COBRA premiums.
(2)Represents the market value of the RSUs that would accelerate and is based on our closing price of our Class A common stock as reported on the NYSE on December 31, 2021, the last trading day in 2021, of $189.97.
(3)Mr. Macri retired from his position as Chief Product & Marketing Officer on March 11, 2021 and remained part of the Wayfair leadership team through June 30, 2021 to support his transition and thereafter served as a non-executive employee until December 31, 2021. Mr. Macri did not receive any severance payments or benefits in connection with his retirement.
(4)Mr. Miller retired from his position as Chief Technology Officer on March 1, 2022 and will serve as a non-executive employee through June 30, 2022 as he supports his transition. Mr. Miller is not entitled to any severance payments or benefits in connection with his retirement.
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Niraj Shah, our CEO, to that of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
We identified the median employee by examining all W-2 reported earnings and similar reported earnings for employees located in jurisdictions outside the United States, excluding our CEO, for those who were employed by us on December 31, 2021. We included all employees, whether employed on a full-time or part-time basis. This reflects an analysis of our global workforce of 19,402 active employees as of December 31, 2021.
After identifying the median employee based on reported earnings through December 31, 2021, we calculated the annual total compensation for 2021 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above.

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 For 2021, the value of the annual total compensation of the median employee was $42,886. For 2021, the annual total compensation of our CEO was $227,271. The resulting ratio of the two amounts is approximately 5:1.
Compensation Risk
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk-taking. Our compensation philosophy is weighted towards providing equity awards, and we believe the equity component of our compensation programs assists in protecting against excessive or unnecessary risk-taking by providing our executive officers and other employees with a strong link to our long-term performance, creating an ownership culture and helping to align the interests of our executives and our stockholders. As a result, we do not believe that the risks that may arise from our compensation programs are reasonably likely to have a material adverse effect on us.
Director Compensation
Our employees who also serve as directors do not receive additional compensation for their service as directors. Our non-employee directors receive RSU grants. Our current Director Compensation Policy for our non-employee directors is intended to be competitive and fair so that we can attract, motivate and retain highly qualified directors and also align with practices of other leading publicly traded companies. We plan to periodically evaluate our Director Compensation Policy as part of our regular reviews of our overall compensation strategy. Under our current Director Compensation Policy, each non-employee director receives an initial RSU award upon joining the Board with a value of $250,000, subject to a one (1) year vesting period. In subsequent years, each non-employee director receives an annual follow-on RSU award with a value of $250,000, subject to a one (1) year vesting period. The value of each RSU award is measured using the closing stock price as reported on the NYSE on the day before the applicable Board meeting approving such award. We reimburse all directors for reasonable travel expenses incurred in connection with Board and committee meetings. We have also entered into indemnification agreements with all of our directors. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.

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The following table provides information regarding compensation of our non-employee directors for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Julie Bradley (2)	—	—	—	—
Michael Choe	—	260,221		260,221
Andrea Jung	—	255,548	—	255,548
Jeremy King	—	255,548	—	255,548
Michael Kumin	—	253,992	—	253,992
Jeffrey Naylor	—	253,992	—	253,992
Anke Schäferkordt	—	253,101	—	253,101
Michael E. Sneed	—	253,101		253,101
(1)Represents the aggregate fair value on the grant date of RSUs granted in 2021 computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. See Note 10 of the “Notes to Consolidated Financial Statements - Equity-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made in determining the value of our stock awards.
(2)Ms. Bradley resigned from the Board on May 11, 2021.
The following table shows the aggregate number of unvested RSUs held by our non-employee directors as of December 31, 2021:

Name	RSUs (#)
Julie Bradley (1)	—
Michael Choe	930
Andrea Jung	1,073
Jeremy King	672
Michael Kumin	791
Jeffrey Naylor	791
Anke Schäferkordt	2,070
Michael E. Sneed	1,569
(1)Ms. Bradley resigned from the Board on May 11, 2021.

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Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the company’s management. Based on this review and discussion, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors of Wayfair Inc.:
Andrea Jung Michael Kumin (Chairperson) Michael E. Sneed

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 29, 2022, for:
•each of our named executive officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each holder of more than 5% of our Class A common stock or Class B common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within sixty (60) days after March 29, 2022 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.
Our calculation of the percentage of beneficial ownership is based on 79,214,396 shares of our Class A common stock and 25,691,670 shares of our Class B common stock outstanding as of March 29, 2022. This table is based upon information supplied by our directors, executive officers and holders of more than 5% of our Class A common stock or Class B common stock and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the address of all listed stockholders is c/o Wayfair Inc., 4 Copley Place, Boston, MA 02116.

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Shares beneficially owned
	Class A		Class B		% Total Voting Power**
Name and address of beneficial owner	Shares	%	Shares	%
Greater than 5% Beneficial Owners:
Baillie Gifford & Co (1)	10,249,184	12.94%	—	—	3.05%
Sarah Conine (2)	100	*	1,843,144	7.17%	5.48%
FMR LLC (3)	11,697,654	14.77%	—	—	3.48%
Entities affiliated with Morgan Stanley (4)	8,014,586	10.12%	—	—	2.38%
Entities affiliated with Prescott General Partners LLC (5)	5,791,041	7.31%	—	—	1.72%
Nikunj Shah (6)	—	—	1,843,112	7.17%	5.48%
Entities affiliated with Spruce House Management LLC (7)	5,319,014	6.71%	—	—	1.58%
The Vanguard Group (8)	6,407,441	8.09%	—	—	1.91%
Named Executive Officers:
Niraj Shah (9)	984,794	1.24%	12,834,108	49.95%	38.47%
Steven Conine (10)	985,860	1.24%	12,832,948	49.95%	38.47%
Michael Fleisher (11)	64,889	*	—	—	*
Edmond Macri (12)	262,236	*	—	—	*
James Miller (13)	38,660	*	—	—	*
Thomas Netzer (14)	43,972	*	—	—	*
Stephen Oblak (15)	153,954	*	—	—	*
Non-Employee Directors:
Michael Choe (16)	123,406	*	—	—	*
Andrea Jung (17)	3,030	*	—	—	*
Michael Kumin (18)	300,666	*	—	—	*
Jeffrey Naylor (19)	10,125	*	—	—	*
Anke Schäferkordt (20)	1,914	*	—	—	*
Michael E. Sneed (21)	846	*	—	—	*
Jeremy King (22)	672	*	—	—	*
All current executive officers and directors as a group (13 persons) (23)	2,695,543	3.40%	25,667,056	99.90%	77.16%
*     Represents beneficial ownership of less than 1% of the applicable class of our outstanding capital stock.
**     Represents the voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.
(1)This information is based solely on information reported on a Schedule 13G/A filed on January 26, 2022 on behalf of Baillie Gifford & Co. According to the report, Baillie Gifford & Co has sole voting power with respect to 9,634,859 shares of Class A common stock and sole dispositive power over 10,249,184 shares of Class A common stock. The business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.
(2)Consists of (a) 21,399 shares of Class B common stock held by Steven K. Conine 2007 Irrevocable Trust, (b) 100 shares of Class A common stock held by Steven K. Conine Non Exempt Irrevocable Trust; and (c) 1,821,745 shares of Class B common stock held by Steven K. Conine Non Exempt Irrevocable Trust. The trustee of the Steven K. Conine 2007 Irrevocable Trust and the Steven K. Conine 2007 Non Exempt Irrevocable Trust is Sarah Conine, and she exercises voting and investment power over the shares held of record by the trusts.
(3)This information is based solely on information reported on a Schedule 13G/A filed on February 9, 2022 on behalf of FMR LLC. According to the report, FMR LLC beneficially owns 11,697,654 shares of Class A common stock with sole dispositive power over such shares and sole voting power with respect to

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4,441,977 of such shares. According to the report, Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)This information is based solely on the information reported on a Schedule 13G/A filed on February 11, 2022 on behalf of Morgan Stanley and Morgan Stanley Investment Management Inc. According to the report, Morgan Stanley has shared voting power with respect to 7,194,100 shares of Class A common stock and shared dispositive power with respect to 8,014,586 shares of Class A common stock and Morgan Stanley Investment Management Inc. has shared voting power with respect to 6,988,585 shares of Class A common stock and shared dispositive power with respect to 7,808,392 shares of Class A common stock. The business address of Morgan Stanley is 1585 Broadway, New York, New York 10036 and the business address of Morgan Stanley Investment Management Inc. is 522 5th Avenue 6th Floor, New York, New York 10036.
(5)This information is based solely on information reported on a Schedule 13G/A filed on February 14, 2022 on behalf of Prescott General Partners LLC, Prescott Investors Profit Sharing Trust and Thomas W. Smith. According to the report, Prescott General Partners LLC has shared voting and dispositive power with respect to 3,823,239 shares of Class A common stock, Prescott Investors Profit Sharing Trust has sole voting and dispositive power with respect to 145,302 shares of Class A common stock and Thomas W. Smith has sole voting and dispositive power with respect to 1,650,000 shares of Class A common stock and shared voting and dispositive power with respect to 172,500 shares of Class A common stock. The business address for Prescott General Partners LLC, Prescott Investors Profit Sharing Trust and Thomas W. Smith is 2200 Butts Road, Suite 320, Boca Raton, Florida 33431.
(6)Consists of (a) 21,691 shares of Class B common stock held by Niraj Shah 2007 Irrevocable Trust and (b) 1,821,421 shares of Class B common stock held by Niraj Shah 2007 Non Exempt Irrevocable Trust. The trustee of the Niraj Shah 2007 Irrevocable Trust and the Niraj Shah 2007 Non Exempt Irrevocable Trust is Nikunj Shah, and he exercises voting and investment power over the shares held of record by the trusts.
(7)This information is based solely on information reported on a Schedule 13G/A filed on February 11, 2022 on behalf of Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, The Spruce House Partnership (AI) LP, The Spruce House Partnership (QP) LP, Zachary Sternberg and Benjamin Stein. According to the report Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, The Spruce House Partnership (AI) LP, The Spruce House Partnership (QP) LP, Zachary Steinberg and Benjamin Stein each have shared voting and dispositive power with respect to 5,304,014 shares of Class A common Stock and Zachary Sternberg and Benjamin Stein each have sole voting and dispositive power with respect to 15,000 shares of Class A common stock. The business address for Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, The Spruce House Partnership (AI) LP, The Spruce House Partnership (QP) LP, Zachary Sternberg and Benjamin Stein 435 Hudson Street, 8th Floor, New York, New York 10014.
(8)This information is based solely on information reported on a Schedule 13G/A filed on February 9, 2022 on behalf of The Vanguard Group. According to the report, The Vanguard Group beneficially owns 6,407,441 shares of Class A common stock and has shared voting power with respect to 69,093 shares of Class A common stock, sole dispositive power with respect to 6,245,482 shares of Class A common stock and shared dispositive power with respect to 161,959 shares of Class A common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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(9)Consists of (a) 319,137 shares of Class A common stock, (b) 10,990,996 shares of Class B common stock held by Mr. Shah, (c) the shares described in Note 6 above, which are held by entities affiliated with Mr. Shah, (d) 642,800 shares of Class A common stock held by the Shah Charitable Foundation, of which Mr. Shah’s spouse is President and (e) 22,857 shares of Class A common stock held by SK Ventures LLC, of which Mr. Shah is a member. The trustee of the entities described in Note 6 above is Nikunj Shah, and he exercises voting and investment power over the shares held of record by the trusts.
(10)Consists of (a) 319,073 shares of Class A common stock, (b) 10,989,804 shares of Class B common stock held by Mr. Conine, (c) the shares described in Note 2 above, which are held by entities affiliated with Mr. Conine, (d) 643,830 shares of Class A common stock held by the Conine Family Foundation, of which Mr. Conine’s spouse is President and (e) 22,857 shares of Class A common stock held by SK Ventures LLC, of which Mr. Conine is a member. The trustee of the entities described in Note 2 above is Sarah Conine, and she exercises voting and investment power over the shares held of record by the trusts.
(11)Consists of (a) 51,139 shares of Class A common stock and (b) RSUs that will convert into 13,750 shares of Class A common stock within 60 days of March 29, 2022.
(12)Consists of (a) 4,196 shares of Class A common stock, (b) 258,040 shares of Class A common stock held indirectly by Mr. Macri via a revocable trust of which Mr. Macri is the trustee.
(13)Consists of (a) 16,918 shares of Class A common stock, (b) 13,617 shares of Class A common stock held indirectly by Mr. Miller via a revocable trust of which Mr. Miller is the trustee and (c) RSUs that will convert into 8,125 shares of Class A common stock within 60 days of March 29, 2022.
(14)Consist of (a) 37,972 shares of Class A common stock and (b) RSUs that will convert into 6,000 shares of Class A common stock within 60 days of March 29, 2022.
(15)Consists of (a) 150,954 shares of Class A common stock and (b) RSUs that will convert into 3,000 shares of Class A common stock within 60 days of March 29, 2022.
(16)Consists of (a) 114,230 shares of Class A Common stock and (b) RSUs that will convert into 289 shares of Class A common stock within 60 days of March 29, 2022. Does not include (a) 8,887 shares of Class A common stock that are held in an irrevocable trust as to which Mr. Choe disclaims beneficial ownership, except to the extent of his pecuniary interest, if any, therein and (b) $22 million in principal of the 0.625% Convertible Senior Notes due 2025 (the “2025 Notes”) and $14 million in principal of the 1.00% Convertible Senior Notes due 2026 (the “2026 Notes”, together with the 2025 Notes, the “Notes”), each of which convert into shares of Class A common stock upon the occurrence of certain specified events. Mr. Choe is a Managing Director, Chief Executive Officer and member of the investment committee of Charlesbank Capital Partners, LLC, which is the ultimate general partner or investment adviser of the investment vehicles that directly hold the Notes. Mr. Choe disclaims beneficial ownership in the Notes, except to the extent of his pecuniary interest, if any, therein.
(17)Consists of (a) 2,710 shares of Class A Common stock and (b) RSUs that will convert into 320 shares of Class A common stock within 60 days of March 29, 2022.
(18)Consists of (a) 240,151 shares of Class A common stock held directly by Mr. Kumin, (b) 4,000 shares of Class A common stock held indirectly by Mr. Kumin via a retirement trust, (c) 56,000 shares of Class A common stock held indirectly via TOF Capital of which Mr. Kumin is the managing member and (d) RSUs that will convert into 515 shares of Class A common stock within 60 days of March 29, 2022.
(19)Consists of (a) 9,610 shares of Class A common stock and (b) RSUs that will convert into 515 shares of Class A common stock within 60 days of March 29, 2022.
(20)Consists of (a) 1,464 shares of Class A common stock and (b) RSUs that will convert into 450 shares of Class A common stock within 60 days of March 29, 2022.
(21)Consists of (a) 587 shares of Class A common stock and (b) RSUs that will convert into 259 shares of Class A common stock within 60 days of March 29, 2022.
(22)Consists of (a) 448 shares of Class A common stock and (b) RSUs that will convert into 224 shares of Class A common stock within 60 days of March 29, 2022.

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(23)Consists of (a) 2,664,721 shares of Class A common stock, (b) 25,667,056 shares of Class B common stock and (c) RSUs that will convert into 30,822 shares of Class A common stock within 60 days of March 29, 2022.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the company’s directors and executive officers, and persons who own more than 10% of a registered class of the company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.
To the company’s knowledge, based solely on a review of the copies of such reports furnished to the company and written representations that no other reports were required, during the year ended December 31, 2021, all our officers, directors and greater than 10% stockholders complied with filing requirements under Section 16(a) of the Exchange Act.

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ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Wayfair stockholders may be “householding” our proxy materials. A single Notice or Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Wayfair Inc., 4 Copley Place, Boston, MA 02116, Attention: Secretary or (3) contact our Investor Relations department by email at IR@wayfair.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
Annual Reports
The 2021 Annual Report to Stockholders is available at the Investor Relations section of our website, located at investor.wayfair.com. Requests for copies of our 2021 Annual Report to Stockholders may also be directed to the Secretary, Wayfair Inc., 4 Copley Place, Boston, MA 02116.
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Wayfair stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Wayfair Inc., 4 Copley Place, Boston, MA 02116.

By Order of the Board of Directors,

Enrique Colbert General Counsel and Secretary
April 12, 2022

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wayfair®

FAMILY

ALLMODERN BIRCH LANE JOSS & MAIN PERIGOLD

WAYFAIR INC.
4 COPLEY PLACE
BOSTON, MA 02116

SCAN TO VIEW MATERIALS & VOTE

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WAYFAIR INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	**For**	**Abstain**
1a. Niraj Shah	☐	☐
1b. Steven Conine	☐	☐
1c. Michael Choe	☐	☐
1d. Andrea Jung	☐	☐
1e. Jeremy King	☐	☐
1f. Michael Kumin	☐	☐
1g. Jeffrey Naylor	☐	☐
1h. Anke Schäferkordt	☐	☐
1i. Michael E. Sneed	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the year ending December 31, 2022.	☐	☐	☐

The Board of Directors recommends you vote THREE YEARS on the following proposal:	**One Year**	**Two Years**	**Three Years**	**Abstain**
3. To hold an advisory vote on how frequently a "say on pay" proposal should be included in our Proxy Statement.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D79671-P66178

WAYFAIR INC.
Annual Meeting of Stockholders
May 24, 2022, 11:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder hereby appoints Niraj Shah, Michael Fleisher, Enrique Colbert and Andrew Oliver, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Wayfair Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time, on May 24, 2022 and any adjournment or postponement thereof. All previous proxies are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side